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                                                                      Exhibit 21

                        SUBSIDIARIES OF FRESH FOODS, INC.


Claremont Restaurant Group, LLC (NC)

Fresh Foods Restaurant Group, LLC (DE)

Mom 'n' Pop's Country Ham, LLC (NC)

Pierre Leasing, LLC (NC)

Sagebrush of South Carolina, LLC (SC)

Spicewood, Inc. (DE)

Fresh Foods Properties, LLC (NC)

Fresh Foods Sales, LLC (NC)

Pierre Foods, LLC (NC)

Sagebrush of North Carolina, LLC (NC)

Sagebrush of Tennessee, L.P. (DE)

Sunshine WSMP, Inc. (FL)